                                                                    EXHIBIT 99.1

Company Press Release

IFX Corp. Closes $25 Million Investment from UBS Capital Americas

MIAMI--July 19, 2000--IFX Corporation (Nasdaq:FUTR - news), one of the fastest growing Internet service providers in Latin America, announced today that it has closed on $25 million in private equity financing from UBS Capital Americas III, L.P. This funding is in addition to the planned $20 million investment to be led by UBS in Tutopia.com, Inc., IFX's free Internet access subsidiary.
The proceeds will be used to further expand IFX's network, which now extends across 14 countries, to increase the products and services offered by the company, and to expand the IFX sales force to enhance assistance to small and medium businesses across the region. With its $25 million investment, UBS purchased Series A preferred stock issued by IFX. Additionally, two principals of UBS Capital Americas, Charles Moore and Mark Lama, have joined the IFX Board of Directors.
"We are pleased to announce that we have cleared all the regulatory and closing issues and that UBS Capital Americas has now fully funded their $25 million investment" said Mike Shalom, CEO of IFX Corp. "This financing demonstrates UBS Capital Americas' belief in our business model and our management team and will allow us to move at a fast speed in our next stage of growth, enhancing what we have established to date."
IFX (Nasdaq:FUTR - news; http://www.ifxcorp.com) started its Internet access business in November 1998 and since then has acquired 25 local and regional Internet service providers, making IFX one of the fastest-growing Internet service providers in Latin America.
Under its Unete (http://www.unete.com) brand, IFX provides a broad range of Internet products and services to small and medium-sized businesses in Latin America. The company offers region-wide wholesale and private label Internet access, dedicated fixed wireline and wireless Internet access, unlimited dial-up roaming access to Unete's POPs throughout the region, web design, web-hosting and co-location, dial-up LAN services as well as VPN services, e-commerce solutions and full technical support.
The Unete network provides pan Latin-American coverage in 14 countries, including Argentina, Bolivia, Brazil, Chile, Colombia, El Salvador, Guatemala, Honduras, Mexico, Nicaragua, Panama, Uruguay Venezuela and the United States. About IFX Corp.
IFX (http://www.ifxcorp.com) is a Miami-based Internet company that has created one of the most extensive pan-regional platforms for providing Internet-based products and services throughout Latin America. IFX has subsidiaries in fourteen countries. Under its Unete (http://www.unete.com) brand, IFX services small and medium sized businesses and provides network services.
Tutopia.com (http://www.tutopia.com), is the consumer-focused subsidiary of IFX and a leader in providing free pan-regional Internet access as well as content.

IFX also has holdings in other Latin American Internet businesses, namely Yupi Internet Inc. ("Yupi") (http://www.yupi.com), Facilito.com Inc (http://www.facilito.com), and ePagos.com, Inc. ("ePagos") (http://www.ePagos.com).
About UBS Capital
UBS Capital has in excess of $2.5 billion of private equity under management. It currently manages UBS Capital Americas II, a $1.0 billion fund dedicated to North America, and UBS Capital Americas III, a $500 million fund dedicated to Latin America. Both funds focus on emerging growth companies in a variety of industries including telecommunications, Internet and technology. UBS Capital is managed out of New York City, with offices in Buenos Aires, Argentina and Sao Paulo, Brazil.
This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to the growth in IFX's Latin American network and IFX's expansion strategy in the Latin American region. These statements reflect IFX's current views with respect to future events and financial performance. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual events or results to differ materially from those indicated from such forward-looking statements. The potential risk factors include, among others, IFX's limited operating history and experience in the free Internet business, IFX's ability to attract significant additional financing and continue to incur losses and negative cash flow from operations, and risks associated with international expansion, especially in Latin America. Additional risk factors that could affect IFX's financial results are set forth in IFX's reports and documents filed from time to time with the Securities and Exchange Commission.
Local telephone communication charges may apply in some jurisdictions even to free Internet access service. This press release and prior releases are available on IFX Corporation website at http://www.ifxcorp.com

Contact:
     Hill and Knowlton, Fort Lauderdale, Fla.
     Jack Gutt, 954/713-2813
     jgutt@hillandknowlton.com
     -------------------------
     or
     IFX Corp
     Barrie Moskowitz, 305/512-1100
     investorrelations@ifxcorp.com
     -----------------------------